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                                                                                                                        Exhibit 11.1

SHARPER IMAGE CORPORATION
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE

                                                                            Fiscal Year            Fiscal Year          Fiscal Year
                                                                               Ended                 Ended                 Ended
                                                                             January 31,           January 31,           January 31,
                                                                                2000                  1999                  1998
                                                                             -----------           -----------           -----------
Net Earnings ($000)                                                          $     9,325           $     4,602           $       593

Average shares of common stock
         outstanding during the period                                        10,516,358             8,532,588             8,303,425
                                                                             ===========           ===========           ===========


Basic Income per Share                                                       $      0.89           $      0.54           $      0.07
                                                                             -----------           -----------           -----------

Average shares of common stock
         outstanding during the period                                        10,516,358             8,532,588             8,303,425

Add:
Incremental shares from assumed
         exercise of stock options - diluted                                     841,646               540,244               233,607
                                                                             -----------           -----------           -----------
                                                                              11,358,004             9,072,832             8,537,032
                                                                             ===========           ===========           ===========


Diluted Income per Share                                                     $      0.82           $      0.51           $      0.07
                                                                             ===========           ===========           ===========

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